EXHIBIT 4.1


                                    INDENTURE

                                     between

                          ONLINE RESOURCES CORPORATION,

                                   the Company

                                       and

                             BANKERS TRUST COMPANY,

                                   as Trustee

                  8.0% CONVERTIBLE SUBORDINATED NOTES DUE 2005

                         Dated as of September 28, 2000

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                                Indenture
Act Section                                                                     Section
                                                                                -------
 310(a)(1)..........................................................               5.11

    (a)(2)..........................................................               5.11

    (a)(3)..........................................................                n/a

    (a)(4) .........................................................                n/a

    (a)(5) .........................................................               5.11

    (b) ............................................................          5.3; 5.11

    (c) ............................................................                n/a

 311(a).............................................................               5.12

    (b) ............................................................               5.12

    (c) ............................................................                n/a

 312(a).............................................................               2.10

    (b) ............................................................               14.3

    (c) ............................................................               14.3

 313(a).............................................................                5.7

    (b)(1) .........................................................                n/a

    (b)(2) .........................................................                5.7

    (c). ...........................................................          5.7; 14.2

    (d) ............................................................                5.7

 314(a)(1), (2), (3)................................................          9.6; 14.6

    (a)(4) .........................................................     9.6; 9.7; 14.6

    (b). ...........................................................                n/a

    (c)(1) .........................................................               14.5

    (c)(2) .........................................................               14.5

    (c)(3) .........................................................                n/a

    (d) ............................................................                n/a

    (e) ............................................................               14.6

    (f) ............................................................                n/a

 315(a)............................................................                 5.1(a)

    (b). ...........................................................          5.6; 14.2

    (c) ............................................................             5.1(b)

    (d) ............................................................             5.1(c)

    (e) ............................................................               4.14

 316(a)(last sentence)..............................................               2.13

    (a)(1)(A) ......................................................                4.5

    (a)(1)(B) ......................................................                4.4

    (a)(2) .........................................................                n/a

    (b) ............................................................                4.7

    (c). ...........................................................                7.4

 317(a)(1)..........................................................                4.8

    (a)(2) .........................................................                4.9

    (b) ............................................................                2.5

 318(a).............................................................               14.1

    (b) ............................................................                n/a

(c). ...............................................................               14.1

"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                              ARTICLE 1

                            DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1        Definitions................................................................................    1
Section 1.2        Incorporation by Reference of Trust Indenture Act..........................................   11
Section 1.3        Rules of Construction......................................................................   12

                                              ARTICLE 2

                                           THE SECURITIES

Section 2.1        Title and Terms............................................................................   12
Section 2.2        Form of Securities.........................................................................   13
Section 2.3        Legends....................................................................................   14
Section 2.4        Execution, Authentication, Delivery and Dating.............................................   19
Section 2.5        Registrar and Paying Agent.................................................................   19
Section 2.6        Paying Agent to Hold Assets in Trust.......................................................   20
Section 2.7        General Provisions Relating to Transfer and Exchange.......................................   21
Section 2.8        Book-Entry Provisions for the Global Securities............................................   21
Section 2.9        Special Transfer Provisions................................................................   23
Section 2.10       Holder Lists...............................................................................   25
Section 2.11       Persons Deemed Owners......................................................................   25
Section 2.12       Mutilated, Destroyed, Lost or Stolen Securities............................................   26
Section 2.13       Treasury Securities........................................................................   26
Section 2.14       Temporary Securities.......................................................................   27
Section 2.15       Cancellation...............................................................................   27
Section 2.16       CUSIP Numbers..............................................................................   27
Section 2.17       Defaulted Interest.........................................................................   28

                                              ARTICLE 3

                                    SATISFACTION AND DISCHARGE

Section 3.1        Satisfaction and Discharge of Indenture....................................................   28
Section 3.2        Deposited Monies to be Held in Trust.......................................................   29
Section 3.3        Return of Unclaimed Monies.................................................................   30

                                              ARTICLE 4

                                       DEFAULTS AND REMEDIES

Section 4.1        Events of Default..........................................................................   30
Section 4.2        Acceleration of Maturity; Rescission and Annulment.........................................   31
Section 4.3        Other Remedies.............................................................................   32
Section 4.4        Waiver of Past Defaults....................................................................   32

Section 4.5        Control by Majority........................................................................   33
Section 4.6        Limitation on Suit.........................................................................   33
Section 4.7        Unconditional Rights of Holders to Receive Payment and to Convert..........................   34
Section 4.8        Collection of Indebtedness and Suits for Enforcement by the Trustee........................   34
Section 4.9        Trustee May File Proofs of Claim...........................................................   35
Section 4.10       Restoration of Rights and Remedies.........................................................   35
Section 4.11       Rights and Remedies Cumulative.............................................................   36
Section 4.12       Delay or Omission Not Waiver...............................................................   36
Section 4.13       Application of Money Collected.............................................................   36
Section 4.14       Undertaking for Costs......................................................................   36
Section 4.15       Waiver of Stay or Extension Laws...........................................................   37
Section 4.16       Enforceability of Claims by Trustee........................................................   37

                                              ARTICLE 5

                                             THE TRUSTEE

Section 5.1        Certain Duties and Responsibilities........................................................   37
Section 5.2        Certain Rights of Trustee..................................................................   39
Section 5.3        Individual Rights of Trustee...............................................................   40
Section 5.4        Money Held in Trust........................................................................   40
Section 5.5        Trustee's Disclaimer.......................................................................   40
Section 5.6        Notice of Defaults.........................................................................   40
Section 5.7        Reports by Trustee to Holders..............................................................   40
Section 5.8        Compensation and Indemnification...........................................................   41
Section 5.9        Replacement of Trustee.....................................................................   41
Section 5.10       Successor Trustee by Merger, Etc...........................................................   42
Section 5.11       Corporate Trustee Required; Eligibility....................................................   43
Section 5.12       Collection of Claims Against the Company...................................................   43

                                              ARTICLE 6

                      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1        Company May Consolidate, Etc., Only on Certain Terms.......................................   43
Section 6.2        Successor Corporation Substituted..........................................................   44

                                              ARTICLE 7

                               AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.1        Without Consent of Holders of Securities...................................................   44
Section 7.2        With Consent of Holders of Securities......................................................   45
Section 7.3        Compliance with Trust Indenture Act........................................................   46
Section 7.4        Revocation of Consents and Effect of Consents or Votes.....................................   46
Section 7.5        Notation on or Exchange of Securities......................................................   47

Section 7.6        Trustee to Sign Amendment, Etc.............................................................   47

                                              ARTICLE 8

                                MEETING OF HOLDERS OF SECURITIES

Section 8.1        Purposes for Which Meetings May Be Called..................................................   47
Section 8.2        Call Notice and Place of Meetings..........................................................   48
Section 8.3        Persons Entitled to Vote at Meetings.......................................................   48
Section 8.4        Quorum; Action.............................................................................   48
Section 8.5        Determination of Voting Rights; Conduct and Adjournment of Meetings........................   49
Section 8.6        Counting Votes and Recording Action of Meetings............................................   50

                                              ARTICLE 9

                                              COVENANTS

Section 9.1        Payment of Principal, Premium and Interest.................................................   50
Section 9.2        Maintenance of Offices or Agencies.........................................................   50
Section 9.3        Corporate Existence........................................................................   51
Section 9.4        Maintenance of Properties..................................................................   51
Section 9.5        Payment of Taxes and Other Claims..........................................................   51
Section 9.6        Reports....................................................................................   52
Section 9.7        Compliance Certificate.....................................................................   52
Section 9.8        Resale of Certain Securities...............................................................   52

                                              ARTICLE 10

                                     REDEMPTION OF SECURITIES

Section 10.1       Provisional Redemption.....................................................................   53
Section 10.2       Non-provisional Redemption.................................................................   54
Section 10.3       Notice to Trustee..........................................................................   55
Section 10.4       Selection of Securities to Be Redeemed.....................................................   55
Section 10.5       Notice of Redemption.......................................................................   55
Section 10.6       Effect of Notice of Redemption.............................................................   56
Section 10.7       Deposit of Redemption Price................................................................   57
Section 10.8       Securities Redeemed in Part................................................................   57

                                              ARTICLE 11

                                          REPURCHASE RIGHT

Section 11.1       Repurchase Right...........................................................................   57
Section 11.2       Conditions to the Company's Election to Pay the Repurchase Price or an Interest Make-
                   Whole Payment in Common Stock ..............................................................  58

Section 11.3       Notices; Method of Exercising Repurchase Right, Etc........................................   59

                                              ARTICLE 12

                                     CONVERSION OF SECURITIES

Section 12.1       Conversion Right and Conversion Price......................................................   62
Section 12.2       Exercise of Conversion Right...............................................................   62
Section 12.3       Fractions of Shares........................................................................   63
Section 12.4       Adjustment of Conversion Price.............................................................   63
Section 12.5       Annual Adjustment of Conversion Price......................................................   72
Section 12.6       Notice of Adjustments of Conversion Price..................................................   73
Section 12.7       Notice Prior to Certain Action.............................................................   73
Section 12.8       Company to Reserve Common Stock............................................................   74
Section 12.9       Section Taxes on Conversions...............................................................   74
Section 12.10      Covenant as to Common Stock................................................................   75
Section 12.11      Cancellation of Converted Securities.......................................................   75
Section 12.12      Effect of Reclassification, Consolidation, Merger or Sale..................................   75
Section 12.13      Responsibility of Trustee for Conversion Provisions........................................   76

                                              ARTICLE 13

                                            SUBORDINATION

Section 13.1       Securities Subordinated to Senior Debt.....................................................   76
Section 13.2       Subrogation................................................................................   79
Section 13.3       Obligation of the Company is Absolute and Unconditional....................................   79
Section 13.4       Maturity of or Default on Senior Debt......................................................   79
Section 13.5       Payments on Securities Permitted...........................................................   79
Section 13.6       Effectuation of Subordination by Trustee...................................................   80
Section 13.7       Knowledge of Trustee.......................................................................   80
Section 13.8       Trustee's Relation to Senior Debt..........................................................   80
Section 13.9       Rights of Holders of Senior Debt Not Impaired..............................................   81
Section 13.10      Modification of Terms of Senior Debt.......................................................   81
Section 13.11      Certain Conversions Not Deemed Payment.....................................................   81

                                              ARTICLE 14

                              OTHER PROVISIONS OF GENERAL APPLICATION

Section 14.1       Trust Indenture Act Controls...............................................................   82
Section 14.2       Notices....................................................................................   82
Section 14.3       Communication by Holders with Other Holders................................................   83
Section 14.4       Acts of Holders of Securities..............................................................   83
Section 14.5       Certificate and Opinion as to Conditions Precedent.........................................   84

Section 14.6       Statements Required in Certificate or Opinion..............................................   85
Section 14.7       Effect of Headings and Table of Contents...................................................   85
Section 14.8       Successors and Assigns.....................................................................   85
Section 14.9       Separability Clause........................................................................   85
Section 14.10      Benefits of Indenture......................................................................   86
Section 14.11      Section Governing Law......................................................................   86
Section 14.12      Counterparts...............................................................................   86
Section 14.13      Legal Holidays.............................................................................   86
Section 14.14      Recourse Against Others....................................................................   86


EXHIBITS

EXHIBIT A:           Form of Security.......................................................................... A-1

EXHIBIT B:           Form of Investment Representation Letter.................................................. B-1

INDENTURE, dated as of September 28, 2000, between ONLINE RESOURCES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 7600 Colshire Drive, McLean, Virginia 22102 (the "Company"), and Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee"), having its principal corporate trust office at 4 Albany Street, New York, New York 10006.

RECITALS OF THE COMPANY:

The Company has duly authorized the creation of an issue of its 8.0% Convertible Subordinated Notes due 2005 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

For all purposes of this Indenture and the Securities, the following terms are defined as follows:

       "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 14.4(a).

       "Additional Amounts" means all amounts, if any, payable pursuant to
       Section 2 of the Registration Rights Agreement.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Agent Member" has the meaning stated in Section 2.8.

       "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

       "Board of Directors" means either the board of directors of the Company or any committee of that board empowered to act for it with respect to this Indenture.

       "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

       "Business Day", when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the same jurisdiction as the Corporate Trust Office of the Trustee or in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

       "Capital Lease" means all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person.

       "Change of Control" means the occurrence of any of the following after the original issuance of the Securities:

       (1) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors, other than any such acquisition by the Company, any subsidiary of the Company or any employee benefit plan of the Company; or

       (2) any consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person, other than (a) any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which holders of capital stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

           provided, however, that a Change of Control shall not be deemed to have occurred if the Trading Price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause

           (1) above, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (2) above, shall equal or exceed 110% of the Conversion Price of the Securities in effect on each such Trading Day. Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. As used in this definition, the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

       "Closing Date" means September 28, 2000 or such later date on which the Securities may be delivered pursuant to the Placement Agreement.

       "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 12.12, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock, par value $0.0001 per share, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

       "Company" means the corporation named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

       "Company Notice" has the meaning specified in Section 11.3.

       "Company Order" means a written order signed in the name of the Company by both (1) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Financial Officer, the Treasurer or the Secretary of the Company, and delivered to the Trustee.

       "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article 12.

       "Conversion Price" has the meaning specified in Section 12.1.

       "Corporate Trust Office" means for purposes of presentation or surrender of Securities for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company or for any other purpose of this Indenture, the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of this Indenture is located at Bankers Trust Company, 4 Albany Street, New York, New York 10006.

       "Corporation" means corporations, associations, limited liability companies, companies and business trusts.

       "Current Market Price" has the meaning set forth in Section 12.4(g).

       "Current Market Value" has the meaning set forth in Section 10.1(a).

       "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

       "Default" means an event which is, or after notice or lapse of time or both would be, an Event of Default.

       "Defaulted Interest" has the meaning specified in Section 2.17.

       "Depositary" means The Depository Trust Company, its nominees and their respective successors.

       "Designated Senior Debt" means Senior Debt of the Company which, at the date of determination, (i) has an aggregate amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $5 million; and (ii) is specifically designated in the instrument, agreement or other document evidencing or governing that Senior Debt as "Designated Senior Debt" for purposes of this Indenture (provided, however, that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

       "Dollar," "U.S. Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

       "Event of Default" has the meaning specified in Section 4.1.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Expiration Time" has the meaning specified in Section 12.4(f).

       "Fair market value" has the meaning set forth in Section 12.4(g).

       "Global Security" has the meaning specified in Section 2.2(b).

       "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such
       Person:

       (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or

       (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

       provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

       "Holder", when used with respect to any Security, including any Global Security, means the Person in whose name the Security is registered in the Register.

       "Indebtedness", when used with respect to any Person, and without duplication means:

       (1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or Purchase Money Debt, or incurred in connection with the acquisition of any services (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of such services;

       (2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

       (3) all obligations and liabilities (contingent or otherwise) in respect of (a) Capital Leases; and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

       (4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

       (5) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4);

       (6) any indebtedness or other obligations described in clauses (1) through (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

       (7) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through
           (6).

       "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

       "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a) (1), (2),
       (3) or (7) under the Securities Act.

       "Interest Make-Whole Payment" has the meaning specified in Section
       10.1(b).

       "Interest Make-Whole Period" has the meaning specified in Section
       10.1(b).

       "Interest Payment Date" means each of April 1 and October 1, beginning April 1, 2001 and ending at Maturity; provided, however, that if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

       "Interest Rate" means, 8.0% per annum.

       "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such person against fluctuations in interest rates, as in effect from time to time.

       "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

       "Investment Representation Letter" has the meaning specified in Section 2.2(c).

       "Maturity" means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a Repurchase Right or otherwise.

       "Nasdaq National Market" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

       "Non-Electing Share" has the meaning specified in Section 12.12.

       "Officer" of the Company means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President or the Secretary of the Company.

       "Officers' Certificate" means a certificate signed by both (1) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Financial Officer, the Treasurer or the Secretary of the Company, and delivered to the Trustee.

       "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company) and who is acceptable to the Trustee, which acceptance shall not be unreasonably withheld.

       "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except Securities:

       (1) previously canceled by the Trustee or delivered to the Trustee for cancellation;

       (2) for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

       (3) which have been paid in exchange for or in lieu of other Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

       "Paying Agent" has the meaning specified in Section 2.5.

       "Payment Blockage Notice" has the meaning specified in Section 13.1(d).

       "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

       "Physical Securities" has the meaning specified in Section 2.2(c).

       "Place of Conversion" means any city in which any Conversion Agent is located.

       "Place of Payment" means any city in which any Paying Agent is located.

       "Placement Agent" means Jefferies & Company, Inc.

       "Placement Agreement" means the Placement Agreement, dated September 25, 2000, between the Company and the Placement Agent.

       "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.12 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

       "Present Value" has the meaning specified in Section 10.1(b).

       "Purchase Money Debt" means all indebtedness, obligations and other liabilities (contingent or otherwise) incurred in connection with the acquisition of any property or assets (whether or not the recourse of the lender is to the whole of the assets of the borrower or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials.

       "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

       "Record Date" means either a Regular Record Date or a Special Record Date, as the case may be; provided that, for purposes of Section 12.4, Record Date has the meaning specified in 12.4(g).

       "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

       "Redemption Price", when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

       "Reference Dealer" means a dealer engaged in the trading of convertible securities.

       "Reference Period" has the meaning set forth in Section 12.4(d).

       "Register" has the meaning specified in Section 2.5.

       "Registrar" has the meaning specified in Section 2.5.

       "Registration Rights Agreement" means the Registration Rights Agreement dated as of September 28, 2000, between the Company and Placement Agent.

       "Regular Record Date" for the interest (including Additional Amounts, if any) on the Securities payable means the September 15 (whether or not a Business Day) next preceding an Interest Payment Date on October 1 and the March 15 (whether or not a Business Day) next preceding an Interest Payment Date on April 1.

       "Repurchase Date" has the meaning specified in Section 11.1.

       "Repurchase Price" has the meaning specified in Section 11.1.

       "Repurchase Right" has the meaning specified in Section 11.1.

       "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, the treasurer, any assistant treasurer, the managing director, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

       "Restricted Securities" means the Securities defined as such in Section 2.3.

       "Restricted Securities Legend" has the meaning set forth in Section
       2.3(a).

       "Rule 144" means Rule 144 under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

       "Rule 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

       "SEC" means the Securities and Exchange Commission.

       "Securities" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company".

       "Securities Act" means the Securities Act of 1933, as amended.

       "Senior Debt" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is pari passu or junior to the Securities. Notwithstanding the foregoing, the term "Senior Debt" shall include, without limitation, all Designated Senior Debt, and shall not include Indebtedness of the Company to any Subsidiary.

       "Shelf Registration Statement" has the meaning specified in the Registration Rights Agreement.

       "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" within the meaning of Rule 405 under the Securities Act.

       "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.17.

       "Stated Maturity" means the date specified in any Security as the fixed date for the payment of principal on such Security or on which an installment of interest (including Additional Amounts, if any) on such Security is due and payable.

       "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition only, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

       "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code
       Section 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent such amendment is applicable to this Indenture, the Trust Indenture Act of 1939, as so amended, or any successor statute.

       "Trading Day" means:

       (1) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business;

       (2) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

       (3) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

       "Trading Price" of a security on any date of determination means:

       (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular day) on the New York Stock Exchange on such date;

       (2) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

       (3) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the NASDAQ National Market;

       (4) if such security is not so reported, the last price quoted by Interactive Data Corporation for such security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

       (5) if such security is not so quoted, the average of the mid- point of the last bid and ask prices for such security from at least two dealers recognized as market-makers for such security; or

       (6) if such security is not so quoted, the average of the last bid and ask prices for such security from a Reference Dealer.

       "Transfer Agent" means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Securities.

       "Trigger Event" has the meaning specified in Section 12.4(d).

       "Trigger Percentage" has the meaning specified in Section 10.1(a).

       "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

       "U.S. Government Obligations" means: (1) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the Company thereof.

       "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

Section 1.2  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

       "indenture securities" means the Securities;

       "indenture security holder" means a Holder;

       "indenture to be qualified" means this Indenture;

       "indenture trustee" or "institutional trustee" means the Trustee; and

       "obligor" on the Securities means the Company and any other obligor on the indenture securities.

       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3  Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

       (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

       (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

       (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

Section 2.1  Title and Terms.

       (a) The Securities shall be known and designated as the "8.0% Convertible Subordinated Notes due 2005" of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $20,000,000, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.7, 2.8, 2.9, 2.12, 7.5, 10.8, 11.1 or 12.2. The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

       (b) The Securities shall mature on September 30, 2005.

       (c) Interest shall accrue from September 28, 2000 at the Interest Rate until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on April 1 and October 1 each year, commencing April 1, 2001.

       (d) Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

       (e) A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including Additional Amounts, if any) on such Security on the corresponding

       Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Additional Amounts, if any) on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (including Additional Amounts, if any) on the principal amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to
       Section 10.5 shall be entitled to receive (and retain) such interest (including Additional Amounts, if any) and need not pay the Company an amount equal to the interest (including Additional Amounts, if any) on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

       (f) Principal of, and premium, if any, and interest on, Global Securities shall be payable to the Depositary in immediately available funds.

       (g) Principal and premium, if any, on Physical Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Securities will be payable by (i) U.S. Dollar check drawn on a bank in the City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

       (h) The Securities shall be redeemable at the option of the Company as provided in Article 10.

       (i) The Securities shall be repurchaseable by the Company at the option of Holders as provided in Article 11.

       (j) The Securities shall be convertible at the option of the Holders as provided in Article 12.

       (k) The Securities shall be subordinated in right of payment to Senior Debt of the Company as provided in Article 13.

Section 2.2  Form of Securities.

       (a) Except as otherwise provided pursuant to this Section 2.2, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.3. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

       (b) The Securities are being offered and sold by the Company pursuant to the Placement Agreement. Securities offered and sold to QIBs in accordance with Rule 144A, each as provided in the Placement Agreement, shall be issued initially in the form of one or more permanent global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3 (each a "Global Security" and collectively the "Global Securities"). Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of the Depositary or its nominee, as hereinafter provided.

       (c) Securities that are issued to Accredited Investors that are not QIBs (each individually an "Accredited Investor" and collectively the "Accredited Investors") shall not be issued in the form of Global Securities. Such Securities shall only be issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3 (individually, a "Physical Security" and collectively, the "Physical Securities") and only to an Accredited Investor that has executed and delivered to the Registrar a letter or subscription agreement containing provisions substantially in the form of Exhibit B hereto (each an "Investment Representation Letter"). Physical Securities acquired by QIBs in accordance with Rule 144A may be exchanged for interests in Global Securities pursuant to Section 2.9(b). Physical Securities shall be duly executed by the Company and authenticated and delivered by the Trustee and shall be registered in the name of the Institutional Accredited Investor purchasing such Security.

Section 2.3  Legends.

       (a) Restricted Securities Legends.

       Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.3(a)(i), and each stock certificate representing shares of Common Stock issued upon conversion of any Security issued hereunder, shall, upon issuance, bear the legend set forth in Section 2.3(a)(ii)(each such legend, a "Restricted Securities Legend"), and such legend shall not be removed except as provided in Section 2.3(a)(iii). Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(i) (together with each stock certificate representing shares of Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.3(a)(ii), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.3(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder's acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

       As used in Section 2.3(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

              (i) Restricted Securities Legend for Securities.

              Except as provided in Section 2.3(a)(iii), until two years after the original issuance date of any Security, any certificate evidencing such Security (and all Securities issued in exchange therefor or substitution thereof, other than stock certificates representing shares of Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in
              Section 2.3(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

         THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS CONVERTIBLE NOTE REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK
         ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ONLY: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER ACCREDITED INVESTORS OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION THAT IS PURCHASING SECURITIES IN DEFINITIVE FORM AND THAT PRIOR TO SUCH TRANSFER, DELIVERS A SIGNED LETTER TO THE COMPANY AND THE TRUSTEE (OR THE TRANSFER AGENT IN THE CASE OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) CERTIFYING THAT IT AND EACH SUCH ACCOUNT IS SUCH AN ACCREDITED INVESTOR AND IS ACQUIRING THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND AGREEING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES OR THE COMMON STOCK

         ISSUABLE UPON CONVERSION THEREOF OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (F) OF THE FOREGOING SENTENCE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE (F) ABOVE.

              (ii) restricted Securities Legend for Common Stock Issued Upon Conversion of the Securities.

              Until two years after the original issuance date of any Security, each stock certificate representing shares of Common Stock issued upon conversion of such Security shall bear a Restricted Securities Legend in substantially the following form:

         THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ONLY: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER ACCREDITED INVESTORS OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION THAT IS PURCHASING SECURITIES IN DEFINITIVE FORM AND THAT PRIOR TO SUCH TRANSFER,

         DELIVERS A SIGNED LETTER TO THE COMPANY AND THE TRUSTEE (OR THE TRANSFER AGENT IN THE CASE OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) CERTIFYING THAT IT AND EACH SUCH ACCOUNT IS SUCH AN ACCREDITED INVESTOR AND IS ACQUIRING THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND AGREEING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (F) OF THE FOREGOING SENTENCE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

              (iii) Removal of the Restricted Securities Legends.

              Each Security and each stock certificate representing shares of Common Stock issued upon conversion of any Security (other than a stock certificate representing shares of Common Stock issued upon conversion of a Security that previously has been sold pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such sale) shall bear the applicable Restricted Securities Legend set forth in Section 2.3(a)(i) or 2.3(a)(ii), as the case may be, until the earlier of:

              (1) the date which is two years after the original issuance date of such Security;

              and

              (2) the date such Security has, or such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale).

       The Holder must give notice thereof to the Trustee and any Transfer Agent for the Common Stock, as applicable.

       Notwithstanding the foregoing, the Restricted Securities Legend may be removed from any Security or any stock certificate representing shares of Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, at the written direction of the Company, as provided in accordance with this Indenture, (i) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend or (ii) in the case of a stock certificate representing shares of Common Stock, the Transfer Agent for the Common Stock shall authenticate and deliver in exchange for the stock certificate or stock certificates representing such shares of Common Stock bearing such legend, one or more new stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Security or stock certificates representing shares of Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security or stock certificates representing shares of Common Stock issued upon conversion of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a "restricted security" (or such shares of Common Stock are "restricted securities") within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

       Any Security (or Security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(a)(i) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.7, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(i).

       Any stock certificate representing shares of Common Stock issued upon conversion of any Security as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in
       Section 2.3(a)(ii) as set forth therein have been satisfied may, upon surrender of the stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent for the Common Stock, be exchanged for a new stock certificate or stock certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend required by Section 2.3(a)(ii).

       (b)  Global Security Legend.

       Each Global Security shall also bear the following legend on the face thereof:

       THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE BUT NOT IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE

       THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

       (c) Legend for Physical Securities.

       Physical Securities, in addition to the legend set forth in Section 2.3(a)(i), will also bear a legend substantially in the following form:

       THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD EITHER NO NOTES OR A MINIMUM AGGREGATE BENEFICIAL INTEREST IN THE NOTES OF AT LEAST TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

Section 2.4  Execution, Authentication, Delivery and Dating.

Two Officers shall execute the Securities on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities certifying that all conditions precedent to the issuance of the Securities have been fully satisfied, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder

The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.5  Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities (the "Register") and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Securities. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

       (1) hold all sums held by it for the payment of the principal of and premium, if any, or interest (including Additional Amounts, if any) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

       (2) give the Trustee notice of any Default by the Company in the making of any payment of principal and premium, if any, or interest (including Additional Amounts, if any); and

       (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company shall give prompt written notice to the Trustee of the name and address of any Payment Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its subsidiaries or the Affiliates of the foregoing shall act:

              (i) as Paying Agent in connection with redemptions, offers to purchase and discharges, except as otherwise specified in this Indenture, and

              (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

The Company hereby initially appoints the Trustee as Registrar and Paying Agent for the Securities.

Section 2.6  Paying Agent to Hold Assets in Trust.

Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest (including Additional Amounts, if any) on any Securities, the Company shall deposit with one or more Paying Agents money in immediately available funds in an aggregate amount sufficient to pay the principal, premium, if any, and interest (including Additional Amounts, if any) due on such date. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee.

If the Company shall act as a Paying Agent, it shall, prior to or on each due date of the principal of and premium, if any, or interest (including Additional Amounts, if any) on any of the Securities, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay the principal and premium, if any, or interest (including Additional Amounts, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

Section 2.7  General Provisions Relating to Transfer and Exchange.

The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry. Notwithstanding the foregoing, in the case of a Restricted Security, a beneficial interest in a Global Security being transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144 or Rule 144A may only be transferred for a Physical Security.

When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4, to permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.14, 7.5 or 10.7).

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

              (1) for a period of 15 Business Days prior to the day of any selection of Securities for redemption under Article 10;

              (2) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or

              (3) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.


Section 2.8 Book-Entry Provisions for the Global Securities.

       (a)  The Global Securities initially shall:

              (i) be registered in the name of the Depositary (or a nominee thereof);

              (ii) be delivered to the Trustee as custodian for such Depositary; and

              (iii) bear the Restricted Securities Legend set forth in Section 2.3(a)(i).

              Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

       (b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

       (c) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.9.

       (d) If at any time:

              (i) the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Securities, or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice or cessation;

              (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Physical Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities; or

              (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Securities in exchange for such Global Security or Global Securities;

              the Depositary shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Physical Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Physical Securities shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

       (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.8(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

Section 2.9  Special Transfer Provisions.

Unless a Security is (i) transferred after the time period referred to in Rule 144(k) under the Securities Act or (ii) sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale), the following provisions shall apply to any sale, pledge or other transfer of Securities:

       (a) Transfers of Securities to an Accredited Investor which is not a QIB.

       The following provisions shall apply with respect to the registration of any proposed transfer of Securities to an Accredited Investor which is not a QIB:

              (i) The Registrar shall register the transfer if the proposed transferee has delivered to the Trustee (A) a certificate substantially in the form of Exhibit B annexed hereto and (B) such opinion of counsel and other evidence satisfactory to the Company that such transfer is in compliance with the Securities Act, as requested by the Company.

              (ii) If the proposed transferor is an Agent Member holding a beneficial interest in Global Securities, upon receipt by the Registrar of the documents required by clause (i) of this Section 2.9(a), the Depositary and the Registrar, the Registrar shall reflect on its books and records, or the Registrar shall instruct the Depositary to note or cause to be noted on such Global Securities, the date and a decrease in the principal amount of the Global Securities in an amount equal to the principal amount of the beneficial interest in the Global Securities to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount registered in the name of the transferee.

              (iii) If the Securities to be transferred consist of Physical Securities, upon receipt by the Registrar of the documents required by clause (i) of this Section 2.9(a), the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, new Physical Securities registered in the name of the transferee and the Trustee shall cancel the Physical Securities presented for transfer.

       (b)  Transfer of Securities to a QIB.

       The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a QIB:

              (i) If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by the Depositary.

              (ii) If the Securities to be transferred consist of Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made:

                     in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating or has otherwise advised the Company and the Registrar in writing that:

                            (1) it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution;

                            (2) it and any such account is a QIB within the meaning of Rule 144A;

                            (3) it is aware that the sale to it is being made in reliance on Rule 144A;

                            (4) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

                            (5) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, or

              In addition, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Securities in an amount equal to the aggregate principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

       (c)  Other Exchanges.

       In the event that Global Securities are exchanged for Securities in definitive registered form pursuant to Section 2.8 prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with the provisions of clauses (a) and (b) above (including the certification requirements intended to ensure that such transfers comply with Rule
       144A) and such other procedures as may from time to time be adopted by the Company.

       (d)  General.

       By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish such certifications, legal opinions or other information as either of the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.8 hereof or this
Section 2.9. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.10 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as the case may be. The Trustee may conclusively rely upon such list provided by the Company until otherwise notified by the Company or such list is amended by the Company.

Section 2.11 Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest (including Additional Amounts, if any) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a security in global form or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 2.12 Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there is delivered to the Company and the Trustee

              (1) evidence to their satisfaction of the destruction, loss or theft of any Security, and

              (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

              In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the condition set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.12 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.13 Treasury Securities.

In determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only such Securities of which the Trustee has received written notice and are so owned shall be so disregarded.

Section 2.14 Temporary Securities.

Pending the preparation of Securities in definitive form, the Company may execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be executed by the Company and, upon receipt of a Company Order, authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in definitive form. Without unreasonable delay, the Company will execute and deliver to the Trustee Securities in definitive form (other than in the case of Securities in global form) and thereupon any or all temporary Securities (other than any such Securities in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and, upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of Securities in definitive form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in definitive form authenticated and delivered hereunder.

Section 2.15 Cancellation.

All securities surrendered for payment, redemption, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered shall be canceled promptly by the Trustee, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall destroy canceled Securities and, after such destruction, shall deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.

Section 2.16 CUSIP Numbers.

The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.17 Defaulted Interest.

If the Company fails to make a payment of interest (including Additional Amounts, if any) on any Security when due and payable ("Defaulted Interest"), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent Special Record Date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security. The Company shall fix any such

Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Company shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest (and such Additional Amounts, if any) to be paid.

                                    ARTICLE 3

                           SATISFACTION AND DISCHARGE

Section 3.1  Satisfaction and Discharge of Indenture.

When:

              (1) the Company shall deliver to the Trustee for cancellation all Securities previously authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Securities shall have been authenticated and delivered) and not previously canceled; or

              (2) all the Securities not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption;

              (3) the Company shall irrevocably deposit with the Trustee, in trust, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, or interest (including Additional Amounts, if any) on all of the Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal, premium, if any, or interest (including Additional Amounts, if any) are due to such date of maturity or redemption, as the case may be and all other sums payable hereunder; and

              (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (x) all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with by the Company and (y) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (z) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in the case of either clause (y) or (z) to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred; and

if, in the case of either clause (3) or (4), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to:

              (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities;

              (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest (including Additional Amounts, if any) on, the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and

              (iii) the rights, obligations and immunities of the Trustee hereunder);

and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, that the Company shall reimburse the Trustee for all amounts due the Trustee under Section 5.8 and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 3.2  Deposited Monies to be Held in Trust.

Subject to Section 3.3, all monies deposited with the Trustee pursuant to
Section 3.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 13, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Additional Amounts, if any). All monies deposited with the Trustee pursuant to Section 3.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request of the Company.

Section 3.3  Return of Unclaimed Monies.

The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or premium, if any, or interest (including Additional Amounts, if any) that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                                    ARTICLE 4

                              DEFAULTS AND REMEDIES

Section 4.1  Events of Default.

An "Event of Default" with respect to the Securities occurs when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 13 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) the Company defaults in the payment of the principal of or premium, if any, on any of the Securities when it becomes due and payable at Maturity, upon redemption or exercise of a Repurchase Right or otherwise, whether or not such payment is prohibited by
              Article 13; or

              (b) the Company defaults in the payment of interest (including Additional Amounts or Interest Make-Whole Payment, if any) on any of the Securities when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by Article 13; or

              (c) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

              (d) (i) the Company fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $5,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $5,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

              (e) the entry by a court having jurisdiction in the premises of
              (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

              (f) the commencement by the Company of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company expressly in furtherance of any such action.

Section 4.2  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Outstanding Securities (other than an Event of Default specified in Section 4.1(e) or 4.1(f)) occurs and is continuing, the Trustee upon the written direction of Holders of no less than 25% of the Outstanding Securities or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, by written notice to the Company, may declare due and payable 100% of the principal amount of all Outstanding Securities plus any accrued and unpaid interest (including Additional Amounts, if any) to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest (including Additional Amounts, if any) to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 4.1(e) or 4.1(f) occurs, all unpaid principal and accrued and unpaid interest (including Additional Amounts, if any) on the Outstanding Securities shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders either (a) through notice to the Trustee of not less than a majority in aggregate principal amount of the Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, rescind and annul an acceleration and its consequences if:

              (1) all existing Events of Default, other than the nonpayment of principal of or interest on the Securities which have become due solely because of the acceleration, have been remedied, cured or waived, and

              (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 4.1(d) and the default with respect to Indebtedness for money borrowed which gave rise to such Event of Default has been remedied, cured or waived, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 4.3  Other Remedies.

If an Event of Default with respect to Outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities.

The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Securities, even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 4.4  Waiver of Past Defaults.

The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default, except a Default or Event of Default:

              (1) in the payment of the principal of or premium, if any, or interest (including Additional Amounts, if any) on any Security (provided, however, that subject to Section 4.7, the Holders of a majority in aggregate principal amount of the Outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

              (2) in respect of a covenant or provision hereof which, under
              Section 7.2, cannot be modified or amended without the consent of the Holders of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 4.5  Control by Majority.

The Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that such Holders have provided indemnity acceptable to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities to be incurred in following such direction. However, the Trustee may refuse to follow any direction that:

              (1) conflicts with any law or with this Indenture;

              (2) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein (it being understood that the Trustee shall have no duty to ascertain whether or not actions or forbearance are unduly prejudicial to such Holders); or

              (3) may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.6  Limitation on Suit.

No Holder of any Security shall have any right to pursue any remedy with respect to this Indenture or the Securities (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

              (1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

              (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue the remedy;

              (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses (including reasonable attorneys' fees and expenses) and liabilities incurred in complying with such request;

              (4) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

              (5) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

Section 4.7  Unconditional Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest (including Additional Amounts, if any) on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date, or in the case of the exercise of a Repurchase Right, on the Repurchase Date) and to convert such Security in accordance with Article 12, and to bring an action for the enforcement of any such payment on or after such respective dates and such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 4.8 Collection of Indebtedness and Suits for Enforcement by the Trustee.

The Company covenants that if:

              (1) a Default or Event of Default is made in the payment of any interest (including Additional Amounts, if any) on any Security when such interest (including Additional Amounts, if any) becomes due and payable and such Default or Event of Default continues for a period of 30 days; or

              (2) a Default or Event of Default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2) on such Securities for principal and premium, if any, and interest (including Additional Amounts, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Additional Amounts, if any), calculated using the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.9  Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest (including Additional Amounts, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise:

              (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Additional Amounts, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding; and

              (2) to collect and receive any monies or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Security, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 4.10 Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.11 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.12, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

Section 4.13 Application of Money Collected.

Subject to Article 13, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Additional Amounts, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              FIRST: To the payment of all amounts due the Trustee;

              SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Additional Amounts, if any) on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest (including Additional Amounts, if any), respectively; and

              THIRD: Any remaining amounts shall be repaid to the Company.

Section 4.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or premium, if any, or interest (including Additional Amounts, if any) on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption or exercise of a Repurchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with
Article 12.

Section 4.15 Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.16 Enforceability of Claims by Trustee.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.


                                    ARTICLE 5

                                   THE TRUSTEE

Section 5.1  Certain Duties and Responsibilities.

       (a) Except during the continuance of an Event of Default,

              (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in express provisions of this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

       (b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority in principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

       (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

       (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).

       (f) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

       (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

       (h) The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 14.2, and such notice references the Securities and this Indenture.

       (i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent, Registrar acting hereunder or other agent or custodian employed to act hereunder.

Section 5.2  Certain Rights of Trustee.

Subject to the provisions of Section 5.1 and subject to Section 315(a) through
(d) of the TIA:

              (1) The Trustee may rely on any certificate, statement, instrument, opinion, report, request, consent order or any other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

              (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

              (3) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

              (4) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence.

              (5) The Trustee may consult with counsel of its selection and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

              (6) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

              (7) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Section 5.3  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 5.11 and 5.12.

Section 5.4  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.

Section 5.5  Trustee's Disclaimer.

The recitals contained herein and in the Securities (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency, priority or subordinate of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 5.6  Notice of Defaults.

Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders pursuant to Section 14.2, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or premium, if any, or interest (including Additional Amounts, if any), or in the payment of any redemption or repurchase obligation on any Security, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

Section 5.7  Reports by Trustee to Holders.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities become listed on any stock exchange.

Section 5.8  Compensation and Indemnification.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation as set forth in any fee arrangement between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each Paying Agent, Authenticating Agent, Registrar or other agent employed hereunder upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services and expenses are intended to constitute expenses of administration under any bankruptcy law. The Company also covenants to indemnify the Trustee and each Paying Agent, Authenticating Agent, Registrar or other agent employed hereunder and each of their respective officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability, damage, claims, tax or expense incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons. The obligations of the Company under this
Section 5.8 to compensate and indemnify the Trustee and each Paying Agent, Authenticating Agent, Registrar or other agent employed hereunder and each of their respective officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the termination, satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, and the Securities are hereby subordinated to such senior claim. "Trustee" for purposes of this Section 5.8 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

Section 5.9  Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 5.9.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of at least a majority in aggregate principal amount of Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing accompanied evidence that such action was taken in accordance with the terms of this Indenture. The Company must remove the Trustee if:

              (i) the Trustee fails to comply with Section 5.11 or Section 310 of the TIA after written request by the Company or any Holder who has been a bona fide Holder for at least six (6) months;

              (ii) the Trustee becomes incapable of acting after written request by the Company or any Holder who has been a bona fide Holder for at least six (6) months;

              (iii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

              (iv) a Custodian or public officer takes charge of the Trustee or its property.

              If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of Outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

Any Holder who has qualified as a Holder hereunder for a minimum of six (6) months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.10.

If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall issue a notice of the successor Trustee's succession to the Holders. Upon payment of its charges, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject nevertheless to its lien, if any, provided for in Section 5.8. Notwithstanding replacement of the Trustee pursuant to this Section 5.9, the Company's obligations under Section 5.8 shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

Section 5.10 Successor Trustee by Merger, Etc.

Subject to Section 5.11, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Securities.

Section 5.11 Corporate Trustee Required; Eligibility.

The Trustee shall at all times satisfy the requirements of Section 310(a)(1),
(2) and (5) of the TIA. The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $25 million as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee is subject to Section 310(b) of the TIA.

Section 5.12 Collection of Claims Against the Company.

The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                    ARTICLE 6

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1  Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

              (1) in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if the entity surviving such transaction or transferee entity is not the Company, then such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any and interest (including Additional Amounts, if any), on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.12;

              (2) at the time of consummation of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

              (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.2  Successor Corporation Substituted.

Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, in accordance with
Section 6.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 7

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.1  Without Consent of Holders of Securities.

Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Securities to:

       (a) add to the covenants of the Company for the benefit of the Holders of Securities;

       (b) surrender any right or power herein conferred upon the Company;

       (c) make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.12;

       (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6;

       (e) reduce the Conversion Price; provided, however, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such reduction);

       (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

       (g) make any changes or modifications to this Indenture necessary in connection with the registration of any Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

       (h) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the

       Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

       (i) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (i) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect; or

       (j) make provision for the establishment of a book-entry system, in which Holders would have the option to participate, for the clearance and settlement of transactions in Securities originally issued in definitive form.

Section 7.2  With Consent of Holders of Securities.

Except as provided below in this Section 7.2, this Indenture or the Securities may be amended or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, delivered to the Company and all Trustees.

Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 7.2 may not:

       (a) change the Stated Maturity of the principal of, or any installment of interest (including Additional Amounts, if any) on, any Security;

       (b) reduce the principal amount of, or premium, if any, on any Security;

       (c) reduce the Interest Rate or interest (including Additional Amounts, if any) on any Security;

       (d) change the currency of payment of principal of, premium, if any, or interest (including Additional Amounts, if any) on any Security;

       (e) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Security;

       (f) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2;

       (g) except as permitted by Section 12.12, adversely affect the Repurchase Right or the right to convert any Security as provided in Article 12;

       (h) modify the provisions in Article 13 relating to the subordination of the Securities in a manner adverse to the Holders of Securities;

       (i) modify the provisions in Article 10 relating to the redemption of the Securities in a manner adverse to the Holders of Securities;

       (j) modify any of the provisions of this Section, Section 4.4 or Section 14.11, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

       (k) reduce the requirements of Section 8.4 for quorum or voting, or reduce the percentage in aggregate principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

       It shall not be necessary for any Act of Holders of Securities under this
       Section 7.2 to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 7.3  Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect. In executing or accepting the additional trusts created by any amended or supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 7.4  Revocation of Consents and Effect of Consents or Votes.

Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the Outstanding Securities, and thereafter shall bind every Holder of Securities; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (k) of Section 7.2, the amendment, supplement or waiver shall bind only each Holder of a Security which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the Security of the consenting or affirmatively voting Holder, as the case may be.

Section 7.5 Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security:

       (a) the Trustee may require the Holder of a Security to deliver such Securities to the Trustee, the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or

       (b) if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and upon receipt of a Company Order the Trustee shall authenticate a new Security that reflects the changed terms.

       Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 7.6  Trustee to Sign Amendment, Etc.

The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

                                    ARTICLE 8

                        MEETING OF HOLDERS OF SECURITIES

Section 8.1  Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

Section 8.2  Call Notice and Place of Meetings.

       (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 8.1, to be held at such time and at such place in The City of New York.

       Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in
       Section 14.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

       (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 8.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 8.2.

Section 8.3  Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.4  Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Securities represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Section 8.5  Determination of Voting Rights; Conduct and Adjournment of
Meetings.

       (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 8.3 and the appointment of any proxy shall be proved in the manner specified in Section 8.3. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.3 or other proof.

       (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 8.2(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

       (c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

       (d) Any meeting of Holders of Securities duly called pursuant to Section
       8.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 8.6  Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 and, if applicable, Section 8.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                    ARTICLE 9

                                    COVENANTS

Section 9.1  Payment of Principal, Premium and Interest.

The Company will duly and punctually pay the principal of and premium, if any, and interest (including Additional Amounts, if any) in respect of the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day of the Stated Maturity of any Security or installment of interest (including Additional Amounts, if any), all payments so due.

Section 9.2  Maintenance of Offices or Agencies.

The Company hereby appoints the Trustee's Corporate Trust Office as its office in The City of New York, where Securities may be:

       (i)   presented or surrendered for payment;

       (ii)  surrendered for registration of transfer or exchange;

       (iii) surrendered for conversion;

and where notices and demands to or upon the Company in respect of the Securities and this Indenture maybe served.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or monies sufficient to pay the principal of and premium, if any, and interest (including Additional Amounts, if any) on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 9.3, the Company will maintain in the City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 14.2, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Company shall fail to maintain any such required office or agency in the City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.

Section 9.3  Corporate Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 9.4  Maintenance of Properties.

The Company will maintain and keep its properties and every part thereof in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto, as in the judgment of the Company are necessary in the interests of the Company; provided, however, that nothing contained in this Section shall prevent the Company from selling, abandoning or otherwise disposing of any of its properties or discontinuing a part of its business from time to time if, in the judgment of the Company, such sale, abandonment, disposition or discontinuance is advisable and does not materially adversely affect the interests or business of the Company.

Section 9.5  Payment of Taxes and Other Claims.

The Company will, and will cause any Significant Subsidiary to, promptly pay and discharge or cause to be paid and discharged all material taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of its property, real or personal, or upon any part thereof, as well as all material claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Significant Subsidiary, as the case may be, shall have set aside on its books reserves deemed by it adequate with respect thereto.

Section 9.6  Reports.

       (a) The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the

       Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

       (b) If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Security, the Company will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Security designated by such Holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such security was last acquired from the Company or an "affiliate" (as defined under Rule 144 under the Securities Act) of the Company.

Section 9.7  Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31), an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or any Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. In the event an Officer of the Company comes to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers' Certificate to the Trustee specifying such Default and the nature and status thereof.

Section 9.8  Resale of Certain Securities.

During the period of two years after the last date of original issuance of any Securities, the Company shall not, and shall not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act) to, resell any Securities, or shares of Common Stock issuable upon conversion of the Securities, which constitute "restricted securities" under Rule 144, that are acquired by any of them within the United States except pursuant to an effective registration statement under the Securities Act or an applicable exemption therefrom. The Trustee shall have no responsibility or liability in respect of the Company's performance of its agreement in the preceding sentence.



                                   ARTICLE 10

                            REDEMPTION OF SECURITIES

Section 10.1 Provisional Redemption

       (a) The Company may, at its option, redeem the Securities in whole at any time or in part from time to time, on any date prior to October 1, 2003, upon notice as set forth in Section 10.5, at a Redemption Price (expressed as a percentage of the principal amount) equal to 103% of the principal amount of the Securities called for such redemption, plus accrued and unpaid interest to, but excluding, the Redemption Date specified in the notice in accordance with Section 10.5, if:

              (1) the Shelf Registration Statement is effective and available for use and is expected to remain effective and available for use for the 30 days following such Redemption Date; and

              (2) the average of the high and low sale prices of the Company's Common Stock on any Trading Day (the "Current Market Value") equals or exceeds, for at least 20 Trading Days in any period of 30 consecutive Trading Days (ending on the Trading Day prior to the date the notice of redemption is mailed), the following percentages of the Conversion Price then in effect (the "Trigger Percentage") during the 12-month period beginning October 1 of the years indicated:

                                            Trigger Percentage
                                            ------------------
                    October 1, 2000                200%

                    October 1, 2001                175%

                    October 1, 2002                150%

       (b) In addition to the Redemption Price, the Company shall pay, with respect to any Securities called for redemption under this Section 10.1, an additional payment (the "Interest Make-Whole Payment") equal to the sum of:

              (1) the Present Value of the aggregate amount of interest that would otherwise have accrued from the Redemption Date through October 1, 2003 (the "Interest Make-Whole Period"); and

              (2) unpaid Additional Amounts on the Securities called for redemption, if any.

       "Present Value" shall be calculated by using the bond equivalent yield on U.S. Government Obligations having a term nearest in length to that of the Interest Make-Whole Period, as of the date of the notice of redemption. The Interest Make-Whole Payment shall be payable on all Securities called for redemption, including those Securities which are converted into Common Stock after the date of the notice of redemption but prior to the Redemption Date.

       (c) Subject to the fulfillment by the Company of the conditions set forth in Section 11.2, the Company may elect to pay the Redemption Price and/or the Interest Make-Whole Payment by delivering a number of shares of Common Stock equal to (i) the Redemption Price and/or the Interest Make-Whole Payment, as appropriate, divided by (ii) the average of the Trading

       Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Redemption Date.

       (d) Any issuance of shares of Common Stock in respect of the Interest Make-Whole Payment shall be deemed to have been effected immediately prior to the close of business on the Redemption Date and the Person or Persons in whose name or names any stock certificate or stock certificates representing shares of Common Stock shall be issuable upon such redemption shall be deemed to have become on the Redemption Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for redemption on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the stock certificate or stock certificates representing such shares are to be issued as the holder or holders of record of the shares represented thereby for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock declared prior to the Redemption Date.

       (e) No fractions of shares of Common Stock shall be issued upon payment of the Interest Make-Whole Payment. Instead of any fractional share of Common Stock which would otherwise be issued, the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the Common Stock as of the Trading Day preceding the Redemption Date.

       (f) Any issuance and delivery of stock certificates representing shares of Common Stock on payment of the Interest Make-Whole Payment shall be made without charge to the Holder of Securities being redeemed or for any tax or duty in respect of the issuance or delivery of such stock certificates or the Securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of stock certificates representing shares of Common Stock in a name other than that of the Holder of the Securities being redeemed, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

Section 10.2 Non-provisional Redemption.

On or after October 1, 2003, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, on any date prior to maturity, upon notice as set forth in Section 10.5, at the Redemption Price (expressed as percentages of the principal amount) set forth below if redeemed on a Redemption Date occurring during the 12-month period beginning October 1 of the years indicated:


                                                  Redemption Price
                                                  ----------------
 October 1, 2003                                      102.0000%

 October 1, 2004                                      101.0000%

Section 10.3 Notice to Trustee.

If the Company elects to redeem Securities pursuant to the provisions of Section
10.1 or 10.2, it shall notify the Trustee at least 60 days prior to the intended Redemption Date of (i) such intended Redemption Date, (ii) the principal amount of Securities to be redeemed and (iii) the CUSIP numbers of the Securities to be redeemed.

Section 10.4 Selection of Securities to Be Redeemed.

If fewer than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed from the Outstanding Securities by a method that complies with the requirements of any exchange on which the Securities are listed, or, if the Securities are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Securities to be redeemed or any integral multiple thereof.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 10.5 Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 14.2 to the Holders of Securities to be redeemed. Such notice shall be given not less than 20 nor more than 60 days prior to the intended Redemption Date.

All notices of redemption shall state:

       (1)    such intended Redemption Date;

       (2) the Redemption Price and interest (including Additional Amounts, if any) accrued and unpaid to, but excluding, the Redemption Date, if any;

       (3)    the Interest Make-Whole Payment, if any;

       (4) if fewer than all the Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be Outstanding after such partial redemption;

       (5) that on the Redemption Date the Redemption Price, the Interest Make-Whole Payment, if any, and interest accrued and unpaid to, but excluding, the Redemption Date, if any, will become due and payable upon each such Security to be redeemed, and that interest (including Additional Amounts, if any) thereon shall cease to accrue on and after such date;

       (6) the Conversion Price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion;

       (7) the place or places where such Securities are to be surrendered for payment of the Redemption Price, accrued and unpaid interest, if any, and Interest Make-Whole Payment, if any;

       (8) whether the Interest Make-Whole Payment is to be paid in shares of Common Stock, and if so, that the Holder shall provide the name or names (with addresses) in which the stock certificate or stock certificates representing shares of Common Stock are to be issued upon surrender of the Securities; and

       (9)    the CUSIP number of the Securities.

       The notice given shall specify the last date on which exchanges or transfers of Securities may be made pursuant to Section 2.7, and shall specify the serial numbers of Securities and the portions thereof called for redemption.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.

Section 10.6 Effect of Notice of Redemption.

Notice of redemption having been given as provided in Section 10.5, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price; provided, however, the installments of interest on Securities whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the Interest Rate.

Section 10.7 Deposit of Redemption Price.

Not less than one (1) day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price, accrued and unpaid interest (including Additional Amounts, if any), and Interest Make-Whole Payment, if any, in respect of all the Securities to be redeemed on that Redemption Date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid interest, if any, on such Securities.

If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the fourth to last paragraph of Section 2.1) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

Section 10.8 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section
9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                   ARTICLE 11

          REPURCHASE AT THE OPTION OF A HOLDER UPON A CHANGE OF CONTROL

Section 11.1 Repurchase Right.

In the event that a Change in Control shall occur, each Holder shall have the right (the "Repurchase Right"), at the Holder's option, but subject to the provisions of Section 11.2, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to an integral multiple of $1,000), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice given pursuant to Section
11.3 in connection with such Change of Control at a purchase price equal to the principal amount of the Securities to be repurchased (the "Repurchase Price"), plus interest (including Additional Amounts, if any) accrued and unpaid to, but excluding, the Repurchase

Date; provided, however, that installments of interest on Securities whose Stated Maturity is prior to or on the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of
Section 2.1.

Subject to the fulfillment by the Company of the conditions set forth in Section 11.2, the Company may elect to pay the Repurchase Price by delivering a number of shares of Common Stock equal to (i) the Repurchase Price divided by (ii) 95% of the average of the Trading Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date.

Whenever in this Indenture (including Sections 2.2, 4.1(a) and 4.7) or Exhibit A annexed hereto there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect to such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that, for the purposes of Article 13, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

Section 11.2 Conditions to the Company's Election to Pay the Repurchase Price or an Interest Make-Whole Payment in Common Stock.

The Company may, at its option, pay the Repurchase Price payable to Holders pursuant to Section 11.1 or the Interest Make-Whole Payment payable to Holders pursuant to Section 10.1(b) upon redemption of the Securities, in shares of Common Stock, if the following conditions are satisfied:

       (a)    The shares of Common Stock to be so issued:

              (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or redemption, as the case may be, or if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date or the Redemption Date, as the case may be; and

              (ii) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or redemption or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date or Redemption Date, as the case may be.

       (b) The shares of Common Stock to be listed upon repurchase or redemption of Securities hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Repurchase Date or the Redemption Date, as the case may be.

       (c) All shares of Common Stock which may be issued upon repurchase or redemption of Securities will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

       (d) If any of the conditions set forth in clauses (a) through (c) of this Section 11.2 are not satisfied in accordance with the terms thereof, the Repurchase Price or the Interest Make-Whole Payment, as applicable, shall be paid by the Company only in cash.

Section 11.3 Notices; Method of Exercising Repurchase Right, Etc.

       (a) Unless the Company shall have theretofore called for redemption of all of the Outstanding Securities, prior to or on the 30th day after the occurrence of a Change in Control, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders of Securities notice, in the manner provided in Section 14.2, of the occurrence of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof (the "Company Notice"). The Company shall also deliver a copy of such notice of a Repurchase Right to the Trustee. Each notice of a Repurchase Right shall state:

              (1)    the Repurchase Date;

              (2)    the date by which the Repurchase Right must exercised;

              (3) the Repurchase Price and accrued and unpaid interest (including Additional Amounts, if any), if any;

              (4) whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock;

              (5) a description of the procedure which a Holder must follow to exercise its Repurchase Right, and the place or places where such Securities, are to be surrendered for payment of the Repurchase Price and accrued and unpaid interest, if any;

              (6) that on the Repurchase Date the Repurchase Price and accrued and unpaid interest, if any, will become due and payable in cash upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

              (7) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place where such Securities may be surrendered for conversion, and

              (8) the place or places where such Securities, together with the Option to Elect Repayment Upon a Change of Control certificate included in Exhibit A annexed hereto are to be delivered for payment of the Repurchase Price and accrued and unpaid interest, if any.

              No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article 11 are inconsistent with applicable law, such law shall govern.

       (b) To exercise its Repurchase Right, a Holder shall deliver to the Trustee prior to or on the 30th day after the date of the Company Notice:

              (1) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the Repurchase Right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued; and

              (2) the Securities with respect to which the Repurchase Right is being exercised.

       Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date; provided that the Holder delivers to the Paying Agent a notice of withdrawal prior to the Business Day immediately preceding the Repurchase Date.

       (c) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable in cash with respect to the Securities as to which the Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

       (d) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the Interest Rate, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

       (e) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument

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

       of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

       (f) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any stock certificate or stock certificates representing shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the stock certificate or stock certificates representing such shares are to be issued as the holder or holders of record of the shares represented thereby for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

       (g) No fractions of shares of Common Stock shall be issued upon repurchase of any Security or Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issued upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) to be so repurchased. Instead of any fractional share of Common Stock which would otherwise be issued on the repurchase of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the Common Stock as of the Trading Day preceding the Repurchase Date.

       (h) Any issuance and delivery of stock certificates representing shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such stock certificates or for any tax or duty in respect of the issuance or delivery of such stock certificates or the Securities represented thereby; provided, however, that neither the Company nor the Trustee in any of capacities hereunder shall be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of stock certificates representing shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless the Person requesting such issuance or delivery has paid to the Company or the Trustee, as the case may be, the amount of any such tax or duty or has established, to the satisfaction of the Company or the Trustee, that such tax or duty has been paid.

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

       (i) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15.

                                   ARTICLE 12

                            CONVERSION OF SECURITIES

Section 12.1 Conversion Right and Conversion Price.

Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof or pursuant to Section 10.1(c), any Security or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day immediately preceding September 30, 2005.

In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or the portion so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder has exercised its Repurchase Right with respect to a Security or portion thereof, the Holder may exercise its conversion right with respect to the Security or portion thereof only if the Holder withdraws its notice and exercises its conversion rights prior to the Business Day immediately preceding the Repurchase Date.

The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially equal to $4.75 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (1) of Section 12.4.

Section 12.2 Exercise of Conversion Right.

To exercise the conversion right, the Holder of any Security to be converted shall surrender such Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Security to the Company, the Conversion Agent and Trustee stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. The Company shall provide written instructions signed by an officer of the Company to the Conversion Agent and the Trustee as to how such Security shall be converted in accordance with this Article 12.

Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Security whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in immediately available funds of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Securities being surrendered for conversion.

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such

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

time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a stock certificate or stock certificates representing the number of full shares of Common Stock issuable upon conversion of such Securities, together with payment in lieu of any fraction of a share as provided in Section 12.3.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Securities.

If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certificate in substantially the form set forth in the form of Security set forth in Exhibit A annexed hereto, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed certificate.

The Company hereby initially appoints the Trustee as the Conversion Agent.

Section 12.3 Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the Common Stock as of the Trading Day preceding the date of conversion.

Section 12.4 Adjustment of Conversion Price.

The Conversion Price, the Maximum Annual Adjusted Conversion Price (defined below) and the Minimum Annual Adjusted Conversion Price (defined below) (each a "Relevant Price"), shall be subject to adjustment, calculated by the Company, from time to time as follows:

       (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Relevant Price in effect at the opening of business on the date following the date fixed for the determination of stockholders

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

       entitled to receive such dividend or other distribution shall be reduced by multiplying such Relevant Price by a fraction:

              (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.4(g)) fixed for such determination; and

              (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

       Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Relevant Price shall again be adjusted to the Relevant Price which would then be in effect if such dividend or distribution had not been declared.

       (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Relevant Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Relevant Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

       (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 12.4(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 12.4(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Relevant Price shall be adjusted so that the same shall equal the price determined by multiplying the Relevant Price in effect at the opening of business on the date after such Record Date by a fraction:

              (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price; and

              (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

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

       Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Relevant Price shall be readjusted to the Relevant Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Relevant Price shall again be adjusted to be the Relevant Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

       (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12.4(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 12.4(c), (2) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.12 applies and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 12.4(d) called the "securities"), then, in each such case, subject to the second succeeding paragraph of this Section 12.4(d), the Relevant Price shall be reduced so that the same shall be equal to the price determined by multiplying the Relevant Price in effect immediately prior to the close of business on the Record Date (as defined in Section 12.4(g)) with respect to such distribution by a fraction:

              (i) the numerator of which shall be the Current Market Price (determined as provided in Section 12.4(g)) on such date, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date); and

              (ii)   the denominator of which shall be such Current Market
              Price.

       Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of

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

       securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Relevant Price shall again be adjusted to be the Relevant Price which would then be in effect if such dividend or distribution had not been declared.

       If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 12.4(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

       Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

              (i)    are deemed to be transferred with such shares of Common
              Stock;

              (ii)   are not exercisable; and

              (iii) are also issued in respect of future issuances of Common Stock;

              shall be deemed not to have been distributed for purposes of this
              Section 12.4(d) (and no adjustment to the Relevant Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Relevant Price under this Section 12.4(d):

                     (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Relevant Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such

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                     holder had retained such rights or warrants), made to all
                     holders of Common Stock as of the date of such redemption or repurchase; and

                     (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Relevant Price shall be readjusted as if such rights and warrants had never been issued.

              For purposes of this Section 12.4(d) and Sections 12.4(a), 12.4(b) and 12.4(c), any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.4(c) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(c) applies (or any combination thereof), shall be deemed instead to be:

                     (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), 12.4(b) and 12.4(c) apply, respectively (and any Relevant Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

                     (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Relevant Price reduction required by Sections 12.4(a), 12.4(b) and 12.4(c) with respect to such dividend or distribution shall then be made), except:

                            (A)    the Record Date of such dividend or
                            distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 12.4(a),
                            (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 12.4(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 12.4(c); and

                            (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
                            Section 12.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

       (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change,

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       merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.12 applies or as part of a distribution referred to in Section 12.4(d)), in an aggregate amount that, combined together with:

              (1) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.4(e) has been made; and

              (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to
              Section 12.4(f) has been made;

              exceeds 10% of the product of the Current Market Price (determined as provided in Section 12.4(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Relevant Price shall be reduced so that the same shall equal the price determined by multiplying the Relevant Price in effect immediately prior to the close of business on such Record Date by a fraction:

                     (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date, and

                     (ii) the denominator of which shall be equal to the Current Market Price on such date.

                     However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Relevant Price shall again be adjusted to be the Relevant Price which would then be in effect if such dividend or distribution had not been declared.

       (f) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of

                                       68
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       Directors, whose determination shall be conclusive and set forth in a
       Board Resolution) that combined together with:

              (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.4(f) has been made; and

              (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.4(e) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 12.4(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Relevant Price shall be adjusted so that the same shall equal the price determined by multiplying the Relevant Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                     (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and

                     (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

              Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Relevant Price shall again be adjusted to be the Relevant Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.4(f) to any tender offer would result in an increase in the

                                       69
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              Relevant Price, no adjustment shall be made for such tender offer under this Section 12.4(f).

       (g) For purposes of this Section 12.4, the following terms shall have the meanings indicated:

              (1) "Current Market Price" shall mean the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                     (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Relevant Price pursuant to Section 12.4(a), (b), (c), (d), (e) or
                     (f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Relevant Price is so required to be adjusted as a result of such other event;

                     (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Relevant Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Relevant Price is so required to be adjusted as a result of such other event; and

                     (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Trading Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                     For purposes of any computation under Section 12.4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Trading Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Relevant Price pursuant to Section 12.4(a), (b), (c),
                     (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Relevant Price is so required to be adjusted

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

                     as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                     (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

                     (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                     (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                     Notwithstanding the foregoing, whenever successive adjustments to the Relevant Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

              (2) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

              (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

       (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c), (d), (e) or
       (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

       To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Relevant Price is reduced, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears

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

       in the Register a notice of the reduction at least 15 days prior to the date the reduced Relevant Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

       (i) No adjustment in the Relevant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
       Section 12.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

       (j) In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.3.

       (k) For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

       (l) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Security is converted, the Holder of the Security who converts such Security after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion; provided, however, that an adjustment shall be made to the Relevant Price pursuant to clause 12.4(b) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Relevant Price, on an equitable basis, to take account of such event.

Section 12.5 Annual Adjustment of Conversion Price.

       (a) Without limitation of Section 12.4 (except as described in (b) below), the Conversion Price shall be subject to adjustment on the twenty-first Trading Day in October, starting in October 2001 (the "Annual Adjustment Date"), to the lower of the following:

                     (i) $4.75 per share of Common Stock (the "Maximum Annual Adjusted Conversion Price"); and

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

                     (ii) the higher of (x) $4.00 per share of Common Stock (the "Minimum Annual Adjusted Conversion Price") and (y) the Current Market Price as defined in Section 12.4(g)(1) but inserting "twenty" in place of "ten", as determined on the Annual Adjustment Date.

       (b) In the event any downward adjustment is made to the Conversion Price pursuant to this Section 12.5, any previous adjustment made to the Conversion Price (but not any previous adjustment to the Maximum Annual Adjusted Conversion Price or the Minimum Annual Adjusted Conversion Price) pursuant to
Section 12.4, and with respect to events occurring prior to the beginning of the period over which the Current Market Price resulting in such downward adjustment has been determined, shall be disregarded in any adjustment of the Conversion Price (but not any previous adjustment to the Maximum Annual Adjusted Conversion Price or the Minimum Annual Adjusted Conversion Price) pursuant to Section 12.4 occurring after such downward adjustment.

Section 12.6 Notice of Adjustments of Relevant Price.

Whenever the Relevant Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.4(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Relevant Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Relevant Price has been adjusted and setting forth the adjusted Relevant Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 12.7 Notice Prior to Certain Actions.

In case at any time after the date hereof:

       (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

       (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

       (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

       (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

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

       the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2, and shall cause to be provided to the Trustee and all Holders in accordance with Section 14.2, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

              (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

              (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

              Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 12.7.

Section 12.8 Company to Reserve Common Stock.

The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Securities.

Section 12.9 Taxes on Conversions.

Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 12.10 Covenant as to Common Stock.

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

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 12.9, the Company will pay all taxes, liens and charges with respect to the issue thereof.

Section 12.11  Cancellation of Converted Securities.

All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15.

Section 12.12  Effect of Reclassification, Consolidation, Merger or Sale.

If any of following events occur, namely:

              (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

              (ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

              (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 12.12 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, merger, consolidation, statutory share

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

exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 13.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 12.12 applies to any event or occurrence, Section 12.4 shall not apply.

Section 12.13 Responsibility of Trustee for Conversion Provisions.

The Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature, intent or calculation of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of
Section 5.1, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                   ARTICLE 13

                                  SUBORDINATION

Section 13.1 Securities Subordinated to Senior Debt.

The Company covenants and agrees, and each Holder of Securities, by such Holder's acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest (including Additional Amounts, if any) on each and all of the Securities is hereby expressly subordinated and junior, to the extent and in the manner set forth and as set forth in this Section 13.1, in right of payment to the prior payment in full of all Senior Debt.

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

       (a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due, or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before the Holders of any of the Securities are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or premium, if any, or interest (including Additional Amounts or Interest Make-Whole Payment, if any), if any on the Indebtedness evidenced by the Securities.

       (b) In the event of any acceleration of Maturity of the Securities because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Additional Amounts or Interest Make-Whole Payment, if any) on the Securities or to acquire any of the Securities (including any redemption, conversion or cash repurchase pursuant to the exercise of the Repurchase Right), and the Company shall give prompt written notice of such acceleration to such holders of Senior Debt.

       (c) In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in cash or other payments satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Additional Amounts or Interest Make-Whole Payment, if any) on the Securities or to acquire any of the Securities (including any redemption, conversion or cash repurchase pursuant to the exercise of the Repurchase Right). The Company shall give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

       (d) During the continuance of any event of default with respect to any Designated Senior Debt, as such event of default is defined under any such Designated Senior Debt or in any agreement pursuant to which any Designated Senior Debt has been issued (other than a default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of any Designated Senior Debt), permitting the holder or holders of such Designated Senior Debt to accelerate the maturity thereof (or in the case of any lease, permitting the landlord either to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest (including Additional Amounts or Interest Make-Whole Payment, if any) on the Securities for 179 days following notice in writing (a "Payment Blockage Notice") to the Company, from any holder or holders of such Designated Senior Debt or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any

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

       such Designated Senior Debt may have been issued, that such an event of default has occurred and is continuing, unless such event of default has been cured or waived or such Designated Senior Debt has been paid in full; provided, however, if the maturity of such Designated Senior Debt is accelerated (or in the case of any lease, as a result of such event of default, the landlord under the lease has given the Company notice of its intention to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease), no payment may be made on the Securities until such Designated Senior Debt has been paid in full in cash or other payment satisfactory to the holders of such Designated Senior Debt or such acceleration (or termination, in the case of a lease) has been cured or waived.

       For purposes of this Section 13.1(d), such Payment Blockage Notice shall be deemed to include notice of all other events of default under such indenture or instrument which are continuing at the time of the event of default specified in such Payment Blockage Notice. The provisions of this
       Section 13.1(d) shall apply only to one such Payment Blockage Notice given in any period of 365 days with respect to any issue of Designated Senior Debt, and no such continuing event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made, the basis for a subsequent Payment Blockage Notice.

       (e) In the event that, notwithstanding the foregoing provisions of Sections 13.1(a), 13.1(b), 13.1(c) and 13.1(d), any payment on account of principal, premium, if any, or interest (including Additional Amounts or Interest Make-Whole Payment, if any) on the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

       (i) after the occurrence of an event specified in Section 13.1(a) or 13.1(b), then, unless all Senior Debt is paid in full in cash, or provision shall be made therefor;

       (ii) after the happening of an event of default of the type specified in Section 13.1(c) above, then, unless the amount of such Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived; or

       (iii) after the happening of an event of default of the type specified in Section 13.1(d) above and delivery of a Payment Blockage Notice, then, unless such event of default shall have been cured or waived or the 179-day period specified in Section 13.1(d) shall have expired;

       such payment (subject, in each case, to the provisions of Section 13.7) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Designated Senior Debt (unless an event described in Section 13.1(a), (b) or (c) has occurred, in which case the payment shall be held in trust for the benefit of, and shall be immediately paid over to all holders of Senior Debt) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Designated Senior Debt or Senior Debt, as the case may be, may have been issued, as their interests may appear.

Section 13.2 Subrogation.

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

Subject to the payment in full of all Senior Debt to which the Indebtedness evidenced by the Securities is in the circumstances subordinated as provided in
Section 13.1, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Securities, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Debt; provided, however, that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

Section 13.3 Obligation of the Company is Absolute and Unconditional.

Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest (including Additional Amounts or Interest Make-Whole Payment, if any) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 13.4 Maturity of or Default on Senior Debt.

Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest (including Additional Amounts or Interest Make-Whole Payment, if any) is made upon the Securities.

Section 13.5 Payments on Securities Permitted.

Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest (including Additional Amounts or Interest Make-Whole Payment, if any) on the Securities in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any monies deposited with it hereunder to the payment of the principal of, or premium, if any, or interest (including Additional Amounts or Interest Make-Whole Payment, if any) on the Securities.

Section 13.6 Effectuation of Subordination by Trustee.

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

Each Holder of Securities, by such Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 13.7 Knowledge of Trustee.

Notwithstanding the provision of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal of, premium, if any, or interest on, rent or other payment obligation in respect of any Senior Debt, or of any facts which would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Securities, any Paying Agent or Conversion Agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose the Trustee shall have received the notice provided for in this Section 13.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 13.8 Trustee's Relation to Senior Debt.

The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing contained in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 5.8.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person monies or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

Section 13.9 Rights of Holders of Senior Debt Not Impaired.

No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 13.10  Modification of Terms of Senior Debt.

Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities and the Trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

Section 13.11  Certain Conversions Not Deemed Payment.

For the purposes of this Article 13 only:

              (1) the issuance and delivery of junior securities upon (A) conversion of Securities in accordance with Article 12 or (B) repurchase of Securities in accordance with Article 11 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Additional Amounts, if any) on Securities or on account of the purchase or other acquisition of Securities; and

              (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 12.3 or pursuant to Section 11.3), property or securities (other than junior securities) upon (A) conversion of a Security or (B) repurchase of Securities in accordance with Article 11 hereof shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Additional Amounts, if any) on such Security.

For the purposes of this Section 13.11, the term "junior securities" means:

       (a)    shares of any Common Stock of the Company; or

       (b) other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent that, the Securities are so subordinated as provided in this Article.

Nothing contained in this Article 13 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 12.

                                   ARTICLE 14

                     OTHER PROVISIONS OF GENERAL APPLICATION

Section 14.1 Trust Indenture Act Controls.

This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

Section 14.2 Notices.

Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

       (a)    if to the Company:

              Online Resources Corporation
              7600 Colshire Drive
              McLean, Virginia  22102
              Attn: Carl Blandino

with a copy to:

              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              11911 Freedom Drive
              Suite 400
              Reston, Virginia  20190
              Attn:  Mark Wishner, Esq.




       (b)    if to the Trustee:

              Bankers Trust Company
              4 Albany Street
              New York, NY  10006
              Attn: Dorothy Robinson

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

Section 14.3 Communication by Holders with Other Holders.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Securities or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of
Section 312(c) of the TIA.

Section 14.4 Acts of Holders of Securities.

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by:

                     (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

                     (2) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of
                     Article 8; or

                     (3) a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 8.6.

              (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

              (c) The principal amount and serial numbers of Securities held by any Person, and the date of such Person holding the same, shall be proved by the Register.

              (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.5 Certificate and Opinion as to Conditions Precedent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel (which should also be addressed to the Trustee and the Holders), unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition or precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 14.6 Statements Required in Certificate or Opinion.

Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                     (1) a statement that each individual signing such Officers' Certificate or Opinion of Counsel on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;

                     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

                     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

                     (5) a statement that, in the opinion of each individual, such Officers' Certificate or Opinion of Counsel complies with the provisions of this Section 14.6 and that the Trustee may rely on such Officers' Certificate or Opinion of Counsel.

Section 14.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.8 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 14.9 Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.10 Benefits of Indenture.

Nothing contained in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

Section 14.11 Section Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.12 Counterparts.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

Section 14.13 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert such Security shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest (including Additional Amounts, if any) or principal or premium, if any, or conversion of the Securities, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity or on such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as the case may be.

Section 14.14 Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest (including Additional Amounts, if any) on any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.


ONLINE RESOURCES CORPORATION


By:
   -----------------------------

Name:
Title:


BANKERS TRUST COMPANY, as trustee
and not in its individual capacity

By:
   -----------------------------
Name:
Title:

                                    EXHIBIT A
                                FORM OF SECURITY

                               [FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE BUT NOT IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.]

       THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS CONVERTIBLE NOTE REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ONLY: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER ACCREDITED INVESTORS OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION THAT IS PURCHASING SECURITIES IN DEFINITIVE FORM AND THAT PRIOR TO SUCH TRANSFER, DELIVERS A SIGNED LETTER TO THE COMPANY AND THE TRUSTEE (OR THE TRANSFER AGENT IN THE CASE OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) CERTIFYING THAT IT AND EACH SUCH ACCOUNT IS SUCH AN ACCREDITED INVESTOR AND IS ACQUIRING THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND AGREEING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS

       TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (F) OF THE FOREGOING SENTENCE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

       IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE (F) ABOVE.

                          ONLINE RESOURCES CORPORATION

                   8.0% Convertible Subordinated Note due 2005
                                  (the "Note")

                                                                No. 1
Original principal balance of all Notes                           Initial principal balance of this Note:
(including this Note):                                          $$
CUSIP:

ONLINE RESOURCES CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________ or its registered assigns, the principal sum of ___________________________________
U.S. Dollars ($____________________________) on September 30, 2005.

Interest Payment Dates: April 1 and October 1, commencing April 1, 2000

              Regular Record Dates: September 15 and March 15

              Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

Dated: ________, 2000              ONLINE RESOURCES CORPORATION

                                   By:
                                      -------------------------------------
                                   Name:
                                   Title:


                                   By:
                                      -------------------------------------
                                   Name:
                                   Title:

Trustee's Certificate of Authentication

This is one of the 8.0% Convertible Subordinated Notes due 2005 described in the within-named Indenture.

as Trustee

By:
   ---------------------------------------
Authorized Signatory

Dated:  _________, 2000

                              [REVERSE OF SECURITY]
                          ONLINE RESOURCES CORPORATION

                   8.0% Convertible Subordinated Note due 2005

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.     Principal and Interest.

Online Resources Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the Interest Rate from September 28, 2000 until repayment at Maturity, redemption or repurchase. The Company will pay interest on this Security semiannually in arrears on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing April 1, 2001.

Interest on the Securities shall be computed (i) for any full semiannual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30- day month.

A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including Additional Amounts, if any) on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest (including Additional Amounts, if any) on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest (including Additional Amounts, if any) on the principal amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for redemption by the Company in a notice of redemption given by the Company pursuant to Section 10.5 of the Indenture shall be entitled to receive (and retain) such interest (including Additional Amounts, if any) and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

In accordance with the terms of the Registration Rights Agreement, dated September 28, 2000 (the "Registration Rights Agreement"), between the Company and Jefferies & Company, Inc., during the first 90 days following a Registration Default (as defined in the Registration Rights Agreement), the Interest Rate borne by the Securities shall be increased by 0.25% on:

              (A) December 29, 2000, if the Shelf Registration Statement (as defined in the Registration Rights Agreement) is not filed prior to or on December 28, 2000;

              (B) March 29, 2000, if the Shelf Registration Statement is not declared effective by the Securities and Exchange Commission prior to or on March 28, 2000;

              (C) the day after the fifth Business Day after the Shelf Registration Statement, previously declared effective, ceases to be effective or fails to be usable, if a post-effective amendment (or report filed pursuant to the Exchange Act) that cures the Shelf Registration Statement is not filed with the Securities and Exchange Commission during such five Business Day period; or

              (D) the day following the 45th day of any period that the prospectus contained in the Shelf Registration Statement has been suspended, if such suspension has not been terminated.

From and after the 91st day following such Registration Default, the Interest Rate borne by the Securities shall be increased by 0.50%. In no event shall the Interest Rate borne by the Securities be increased by more than 0.50%.

Any amount of additional interest will be payable in cash semiannually, in arrears, on each Interest Payment Date and will cease to accrue on the date the Registration Default is cured. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement.

2.     Method of Payment.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Principal of, and premium, if any, and interest (including Additional Amounts or Interest Make-Whole Payment, if any) on, Global Securities will be payable to the Depositary in immediately available funds.

Principal and premium, if any, on Physical Securities will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Additional Amounts or Interest Make-Whole Payment, if any) on Physical Securities will be payable by
(i) U.S. Dollar check drawn on a bank in the City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies in writing the Registrar to the contrary.

3.     Paying Agent and Registrar.

Initially, Bankers Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

4.     Indenture.

The Company issued this Security under an Indenture, dated as of September 28, 2000 (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"). The terms of the Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.   Optional Redemption.

Provisional Redemption.
This Security may be redeemed in whole or in part, upon not less than 20 nor more than 60 days' notice, at any time prior to October 1, 2003, at the option of the Company, at a Redemption Price equal to 103% (expressed as a percentage of the principal amount), plus interest accrued but unpaid to the Redemption Date, if the following conditions are satisfied:

              (a) the Shelf Registration Statement is effective and available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date; and

              (b) the Current Market Value of the Company's Common Stock equals or exceeds, for at least 20 Trading Days in any period of 30 consecutive Trading Days (ending on the Trading Day prior to the date the notice of redemption is mailed) the Trigger Percentage of the Conversion Price then in effect.

Upon any provisional redemption, the Company shall also pay an Interest Make-Whole Payment in cash or in shares of Common Stock, as described in and subject to the conditions set forth in the Indenture.

Non-provisional Redemption. This Security may be redeemed in whole or in part, upon not less than 20 nor more than 60 days' notice, at any time on or after October 1, 2003, at the option of the Company, at the Redemption Price (expressed as percentages of the principal amount) of 102% prior to October 1, 2004 and 101% thereafter, plus any interest accrued but unpaid to the Redemption Date.

General. Securities in original denominations larger than $1,000 may be redeemed in part. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security). Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

6.     Repurchase Right Upon a Change of Control.

If a Change in Control occurs, the Holder of Securities, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Securities (or any portion of the principal amount hereof that is at least an integral multiple of $1,000, provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to $1,000) at the Repurchase Price in cash, plus any interest accrued and unpaid to the Repurchase Date.

Subject to the conditions provided in the Indenture, the Company may elect to pay the Repurchase Price by delivering a number of shares of Common Stock equal to (i) a Repurchase Price divided by (ii) 95% of the average of the Trading Prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date.

No fractional shares of Common Stock will be issued upon repurchase of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

A Company Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase Right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

7.     Conversion Rights.

Subject to and upon compliance with the provisions of the Indenture, the Holder of Securities is entitled, at such Holder's option, at any time before the close of business on the Business Day immediately preceding September 30, 2005, to convert the Holder's Securities (or any portion of the principal amount hereof which is an integral multiple of $1,000), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.

In the case of a Security (or a portion thereof) called for redemption, such conversion right in respect of the Security (or such portion thereof) so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Repurchase Right with respect to a Security (or a portion thereof), such conversion right in respect of the Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date.

The Conversion Price shall be initially equal to $4.75 per share of Common Stock. The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

To exercise the conversion right, the Holder must surrender the Security (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company, the Conversion Agent or the Trustee. The Company shall provide written instructions signed by an officer of the Company to the Conversion Agent and the Trustee as to how such Security shall be converted in accordance with this Article 12. Any Security surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), shall also be accompanied by payment in immediately available funds in an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Securities being surrendered for conversion.

No fractional shares of Common Stock will be issued upon conversion of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

8.     Subordination.

The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

9.     Denominations; Transfer; Exchange.

The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

In the event of a redemption in part, the Company will not be required (a) to register the transfer of, or exchange, Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer of, or exchange, any such Securities, or portion thereof, called for redemption.

In the event of redemption, conversion or repurchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

10.  Persons Deemed Owners.

The registered Holder of this Security shall be treated as its owner for all purposes.

11.    Unclaimed Money.

The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest (including Additional Amounts, if any) that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.    Discharge Prior to Redemption or Maturity.

Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) (a) all of the Outstanding Securities shall become due and payable at their scheduled Maturity within one year or (b) all of the Outstanding Securities are scheduled for redemption within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Securities on the date of Maturity or redemption, as the case may be.

13.    Amendment; Supplement; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest (including Additional Amounts or Interest Make-Whole Payment, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of conversion) as provided in the Indenture.

14.    Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

              (a) the Company defaults in the payment of the principal of or premium, if any, on any of the Securities when it becomes due and payable at Maturity, upon redemption or exercise of a

              Repurchase Right or otherwise, whether or not such payment is prohibited by the subordination provisions of Article 13 of the Indenture;

              (b) the Company defaults in the payment of interest (including Additional Amounts or Interest Make-Whole Payment, if any) on any of the Securities when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article 13 of the Indenture;

              (c) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture and such default continues for a period of 60 days after written notice of such failure is given as specified in the Indenture;

              (d) (i) the Company fails to make any payment by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $5,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $5,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice of such failure is given as specified in the Indenture; or

              (e) there are certain events of bankruptcy, insolvency or reorganization of the Company.

              If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15.    Authentication.

This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

16.    Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

17.    Additional Rights of Holders of Transfer Restricted Securities.

In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

18.    CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.    Governing Law.

The Indenture and this Security shall be governed by, and construed in accordance with, the law of the State of New York.

20.    Successor Corporation.

In the event a successor corporation assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee's Soc. Sec. or Tax I.D. No.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                   Your Name:
      ----------------              -----------------------------------------
                        (Print your name exactly as it appears on the face of
                         this Security)

                         Your Signature:
                                        -------------------------------------
                        (Sign exactly as your name appears on the face of this
                         Security)

                         Signature Guarantee*:
                                              -------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

In connection with any transfer of this Security occurring prior to the date which is the earlier of the end of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

              [ ]    (a) this Security is being transferred in compliance with
              the exemption from registration under the Securities Act provided by Rule 144A thereunder, and that the transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the undersigned does hereby further certify that the Securities are being transferred to a transferee that the undersigned reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such transferee exercises sole investment discretion, and such transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

              or

              [ ]    (b) this Security is being transferred other than in
              accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.9 of the Indenture shall have been satisfied.

Dated:
      ----------            ----------------------------------------------------
                            NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                            Signature Guarantee:
                                                --------------------------------

                            Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that: (a) it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution; (b) it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933; (c) it is aware that the sale to it is being made in reliance on Rule 144A; (d) it acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information; and (e) it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ----------            ----------------------------------------------------
                            NOTICE: To be executed by an executive officer

                                CONVERSION NOTICE

TO:  ONLINE RESOURCES CORPORATION
7600 Colshire Drive
McLean, Virginia 22102

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (the principal amount of which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest (including Additional Amounts, if any) accompanies this Security.

Dated:                   Your Name:
      ----------------              --------------------------------------------
                        (Print your name exactly as it appears on the face of
                         this Security)

                         Your Signature:
                                        ----------------------------------------
                        (Sign exactly as your name appears on the face of this
                         Security)

                         Signature Guarantee*:
                                              ----------------------------------

                         Social Security or other
                         Taxpayer Identification Number:
                                                         -----------------------

Principal amount to be converted (if less than all): $
                                                       -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:


                     -----------------------------
                     (Name)

                     -----------------------------
                     (Street Address)

                     -----------------------------
                     (City, State and Zip Code)

                     NOTICE OF EXERCISE OF REPURCHASE RIGHT

TO:  Online Resources Corporation
7600 Colshire Drive
McLean, Virginia  22102

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Online Resources Corporation (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (the principal amount of which is an integral multiple of $1,000) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest (including Additional Amounts, if any) accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash.

Dated:                   Your Name:
      ----------------              --------------------------------------------
                        (Print your name exactly as it appears on the face of
                         this Security)

                         Your Signature:
                                        ----------------------------------------
                        (Sign exactly as your name appears on the face of this
                         Security)

                         Signature Guarantee*:
                                              ----------------------------------

                         Social Security or other
                         Taxpayer Identification Number:
                                                         -----------------------

                         Principal amount to be repaid
                        (if less than all): $
                                                       -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                SCHEDULE OF EXCHANGES FOR PHYSICAL SECURITIES/1/

The following exchanges of a part of this Global Security for Physical Securities have been made:

                                                                                 Principal Amount of this
                     Amount of decrease in          Amount of increase in        Global Security                  Signature of
                     Principal Amount of            Principal Amount of          following such decrease          Authorized officer
Date of Exchange     this Global Security           this Global Security         (or increase)                    of Trustee
                     --------------------           --------------------         -------------                    ----------

/1/ This schedule should be included only if the Security is issued in global form.

                                    EXHIBIT B

                    FORM OF INVESTMENT REPRESENTATION LETTER

                       (ACCREDITED INVESTOR CERTIFICATES)


Bankers Trust Company, as Trustee
4 Albany Street
New York, NY  10006
Attention:   Dorothy Robinson

Re: 8.0% Convertible Subordinated Notes due 2005 of Online Resources Corporation (CUSIP Nos. ____ and ______) (the "Securities")

Ladies and Gentlemen:

       Reference is hereby made to the Indenture dated as of September 28, 2000 (the "Indenture") between Online Resources Corporation, a Delaware corporation (the "Company"), and Bankers Trust Company, as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

       In connection with the proposed purchase by the undersigned purchaser of $ aggregate principal amount of the Convertible Notes, which are convertible into shares of common stock ("Common Stock" and, together with the Convertible Notes, the "Securities") of the Company, the purchaser acknowledges, represents, agrees and confirms that:

       (1) it is acquiring the Convertible Notes for its own account or for one or more accounts as to each of which the purchaser exercises sole investment discretion (and for each of which the purchaser is acquiring Convertible Notes having an aggregate principal amount of not less than U.S.$250,000 or its equivalent). The purchaser and any account for which the purchaser is acquiring the Convertible Note are either (check one) ___ (A) "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) or ___ (B) an "accredited investor" as defined in Rule 501 under the Securities Act (an "Accredited Investor") that is acquiring the securities in definitive form. The purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Convertible Notes, and the purchaser and any accounts for which it is acting are each able to bear the economic risks of such investment;

       (2) it understands and acknowledges that the Securities have not been registered under the Securities Act or any other applicable securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below. The purchaser is purchasing the Convertible Notes for investment and not with any present agreement, plan or intent to transfer the Convertible Notes or otherwise with any view to resale or distribution (other than any resale of the Securities in accordance with Rule 144A or pursuant to the Registration Rights Agreement);

       (3) it acknowledges that neither the Company nor the Placement Agent or any person representing the Company or the Placement Agent has made any representation to it with respect to the Company or the offering and sale of the Convertible Notes. It has had access to such financial and other information concerning the Company and the Convertible Notes as it deemed necessary in connection with its decision to purchase any of the Convertible Notes,

       (4) it agrees that if it should reoffer, resell, pledge or otherwise transfer the Securities, it will do so only in compliance with the Securities Act and any applicable state securities laws and only:

              (a)    to the Company or any of its subsidiaries,

              (b)    to a QIB in compliance with Rule 144A under the Securities
              Act,

              (c) outside the United States in compliance with Rule 904 under the Securities Act,

              (d) pursuant to an exemption from registration under the Securities Act to an "accredited investor" (as defined in Rule 501 under the Securities Act) that is purchasing Convertible Notes in an aggregate principal amount of at least $250,000 (or a number of shares of common stock at least equal to $250,000 divided by the initial conversion price set forth on the cover page of the Offering Memorandum dated September 25, 2000 relating to the Convertible Notes (the "Offering Memorandum")) and (i) (A) in the case of the Convertible Notes, evidenced by a definitive certificated note in registered form or (B) in the case of common stock, evidenced by a definitive share certificate, in each case transferable only upon delivery to the Company and the trustee of a Transferee Letter described in (ii) and (ii) prior to such transfer, the transferee furnishes to the Company and the trustee (or transfer agent, as the case may be) a signed letter setting forth representations and warranties equivalent to those set forth in this letter,

              (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, or

              (f) pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer, and

       (5) it agrees that it will give each person to whom it transfers such Securities, other than pursuant to clause (4)(e) or (f) above, notice of any restrictions on transfer of such Securities, if then applicable.

       (6) it understands that the Placement Agent may make a market in the Convertible Notes and that, to the extent that the Placement Agent acquires any Convertible Note or beneficial interest in any Convertible Note, the holders or beneficial owners of such Convertible Note may not be able to rely upon Rule 144 under the Securities Act for resales. Therefore, the legend set forth in Paragraph 10 below may be required on the Convertible Notes as long as the Convertible Notes remain outstanding;

       (7) The purchaser acknowledges and represents that its purchase and ownership of the Convertible Notes will not constitute a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"); and

       (8) The purchaser acknowledges that the Company, the Placement Agent and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgements, representations or agreements deemed to have been made by it by its purchase of the Convertible Notes are no longer accurate, it shall promptly notify the Company and the Placement Agent. If the purchaser is acquiring any Convertible Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and warranties on behalf of each such account.

       (9) If a transfer of the Securities is to be made within two years after the last original issuance of the Convertible Notes pursuant to clause (4)(c), (d) or (e) above, the holder or the beneficial holder must furnish to the Company and the trustee or, in the case of the common stock, the transfer agent for the common stock such certifications, legal opinions or other information as the Company may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the Securities Act.

       (10) Each certificate representing a Convertible Note will bear the following legend, unless such Convertible Notes have been transferred pursuant to a registration statement that has been declared effective under the Securities Act:

       THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS CONVERTIBLE NOTE REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ONLY: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER ACCREDITED INVESTORS OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION THAT IS PURCHASING SECURITIES

       IN DEFINITIVE FORM AND THAT PRIOR TO SUCH TRANSFER, DELIVERS A SIGNED LETTER TO THE COMPANY AND THE TRUSTEE (OR THE TRANSFER AGENT IN THE CASE OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) CERTIFYING THAT IT AND EACH SUCH ACCOUNT IS SUCH AN ACCREDITED INVESTOR AND IS ACQUIRING THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND AGREEING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (F) OF THE FOREGOING SENTENCE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

       IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) or (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE (F) ABOVE.

       Each stock certificate representing common stock issued upon conversion of the Convertible Notes will bear the following legend (unless such common stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act):

       THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE FOLLOWING SENTENCES. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ONLY:
       (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITIES FOR ITS OWN

       ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER ACCREDITED INVESTORS OVER WHICH IT EXERCISES SOLE INVESTMENT DISCRETION THAT IS PURCHASING SECURITIES IN DEFINITIVE FORM AND THAT PRIOR TO SUCH TRANSFER, DELIVERS A SIGNED LETTER TO THE COMPANY AND THE TRUSTEE (OR THE TRANSFER AGENT IN THE CASE OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) CERTIFYING THAT IT AND EACH SUCH ACCOUNT IS SUCH AN ACCREDITED INVESTOR AND IS ACQUIRING THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION AND AGREEING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE
       (F) OF THE FOREGOING SENTENCE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

       IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C), (D) or (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

                                       Very truly yours,
                                                        ------------------------
                                       (Name of Purchaser)

                                       By:
                                          --------------------------------------


Dated:
       -----------------------

cc:    Online Resources Corporation
       Attn:  Carl Blandino
       7600 Colshire Drive
       McLean, Virginia  22102